UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CALIFORNIA RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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California Resources Corporation
27200 Tourney Road, Suite 200
Santa Clarita, CA 91355
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of California Resources Corporation (the “Company”), dated March 24, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 6, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 8, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT, A COPY OF WHICH CAN BE FOUND ON THE INVESTOR RELATIONS PAGE AT WWW.CRC.COM OR AT http://astproxyportal.com/ast/20758/

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 2020
To the Shareholders of CALIFORNIA RESOURCES CORPORATION:
Due to the public health impact of the coronavirus disease 2019 (COVID-19) pandemic and to support the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders of California Resources Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, May 6, 2020 at 11:00 a.m., Pacific Time. In light of public health guidance regarding the coronavirus pandemic, the Annual Meeting will be held in a virtual meeting format only at https://web.lumiagm.com/219859143. You will not be able to attend the Annual Meeting physically. We expect to resume in-person annual meetings beginning with our 2021 Annual Meeting of Shareholders.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 9, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.
If you wish to attend the Annual Meeting, you must follow the instructions below. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.
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Instructions to Registered Owners of Shares
If your shares are registered in your name, then you should have received a proxy card and voting instructions with proxy materials from American Stock Transfer & Trust Company, LLC (“AST”). If you wish to attend the Annual Meeting, go to https://web.lumiagm.com/219859143 and provide the control number found on your notice that you previously received. The password for the meeting is crc2020. You may submit written questions and vote your shares during the Annual Meeting by following the instructions available on the meeting website during the meeting.
Instructions to Beneficial Owners of Shares Registered in the Name of a Broker or Bank
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and should have received a proxy card and voting instructions with proxy materials from that organization rather than directly from AST.
If you wish to attend the Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your broker, bank or other agent to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to AST. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:
American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 28, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials. To attend the Annual Meeting, go to https://web.lumiagm.com/219859143 and provide the control number you received from AST. The password for the meeting is crc2020. You may submit written questions and vote your shares during the Annual Meeting by following the instructions available on the meeting website during the meeting.
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Help and technical support for accessing and participating in the virtual meeting are available at
https://go.lumiglobal.com/faq. You may begin to log into the meeting website at 10:30 a.m., Pacific Time.
By Order of the Board of Directors,
/s/ Michael L. Preston
Michael L. Preston
Senior Executive Vice President, Chief Administrative Officer and General Counsel
Corporate Secretary
April 8, 2020